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                                                                      Exhibit 15

The Board of Trustees
Archstone Communities Trust

Re: Registration Statement No. 333-77387

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 16, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.


                                              KPMG LLP
Chicago, Illinois
June 4, 1999